Exhibit 23.1



June 8, 2004

                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in this Registration Statement of Kubla Khan, Inc. on Form S-8 of our report dated April 8, 2004, on our audit of the financial statements of Kubla Khan, Inc., which covered the balance sheet as of December 31, 2003 and the results of its operations and cash flows for the year then ended appearing in the report on Form 10-KSB/A for the year ended December 31, 2003 for Kubla Khan, Inc.



/s/ Moores Rowland Mazars
-------------------------------------
MOORES ROWLAND MAZARS

Chartered Accountants

Certified Public Accountants

Hong Kong